Exhibit 99.2

SECOND WAIVER AND CONSENT

SECOND WAIVER AND CONSENT, dated as of March __, 2006 (this “Waiver”), to the Amended and Restated Credit Agreement, dated as of July 1, 2005 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”), among NAVISTAR FINANCIAL CORPORATION, a Delaware corporation, ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO, a Mexican corporation, SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO, a Mexican corporation, and NAVISTAR COMERCIAL, S.A. DE C.V., a Mexican corporation (each, a “Borrower” and collectively, the “Borrowers”), the several lenders from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”), and THE BANK OF NOVA SCOTIA, as documentation agent (in such capacity, the “Documentation Agent”).

W I T N E S S E T H :

WHEREAS, the Borrowers, the Administrative Agent, the Syndication Agent, the Documentation Agent and the Lenders are parties to the Credit Agreement;

WHEREAS, Navistar International Corporation (the “Parent”) has notified the Lenders that it has commenced or may commence a tender offer and consent solicitation (the “Tender Offer”) with respect to its existing $400 million 9 ⅜% senior notes due 2006, $400 million 6 ¼% senior notes due 2012, $250 million 7 ½% senior notes due 2011, $190 million 2 ½% senior convertible notes due 2007 and $220 million 4 ¾% subordinated exchange notes due 2009 (the outstanding notes under each of the foregoing issues, collectively, the “Notes”);

WHEREAS, in connection with the Tender Offer, the Parent has entered into a senior unsecured term loan agreement, dated as of February 22, 2006 (the “2006 Credit Agreement”), among Navistar International Corporation, the subsidiary guarantors party thereto, the lenders party thereto, Credit Suisse, Banc of America Securities LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities Inc. to provide the financing to repay, defease and/or purchase all or some of the Notes outstanding;

WHEREAS, the Borrowers have requested that the Administrative Agent and the Required Lenders agree to waive compliance with certain provisions of the Credit Agreement; and

WHEREAS, the Administrative Agent has obtained the consent of the Required Lenders to execute this Waiver, but only upon the terms and conditions set forth herein;

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises contained herein, the parties hereto agree as follows:

1.  Defined Terms. (a) Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein.

(b)  For purposes of this Waiver, “Financial Officer” shall mean the chief financial officer or the executive vice president - finance of the Parent or the vice president and treasurer or the vice president and controller of the US Borrower, as applicable.

2.  Waivers. (a) The Lenders hereby waive (i) any condition or required representation or warranty that could not be satisfied or made or deemed made, and (ii) any Default or Event of Default arising, in each case as a result of the breach of any representation or warranty in Section 5.04 or 5.14(b) of the Credit Agreement as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005, of any financial statements of the US Borrower or any of its affiliates for any period ending on or before July 31, 2005, or any reports, financial statements, certificates or other information containing similar information with respect to such periods.

(b)  The Lenders hereby waive, until the earlier of (i) January 31, 2007 and (ii) the date on which the US Borrower and the Parent shall have timely filed a report on Form 10-K or 10-Q after the date hereof with the Securities and Exchange Commission pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Default or Event of Default under:

(i)  Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver the report on Form 10-K and financial statements for the fiscal year ended October 31, 2005 and other information and documents required under Sections 7.01(a), (c), (d) and (f) of the Credit Agreement that were to be delivered in connection with such report or such financial statements.

(ii)  Clause (e) of Article IX of the Credit Agreement that would result solely from the Parent’s or the Borrowers’ failure to deliver the report on Form 10-Q and financial statements for each fiscal quarter ended January 31, 2006, April 30, 2006 and July 31, 2006 and other information and documents required under Sections 7.01(b), (d) and (f) of the Credit Agreement to be delivered in connection with such report or such financial statements.

(iii)  Clause (q) or (r) of Article IX of the Credit Agreement as either clause would relate to any of the Notes failing to be paid when due or becoming due prior to the stated maturity thereof or any one or more Persons being permitted to cause any of the Notes to become due prior to the stated maturity thereof, provided that (x) such Default or Event of Default is directly or indirectly attributable to the failure of the Parent or any of its subsidiaries to file or deliver the report on Form 10-K or the report on Form 10-Q and financial statements for the fiscal year ended October 31, 2005 and the fiscal quarters ended January 31, 2006, April 30, 2006, July 31, 2006 and October 31, 2006 or other related information or documents as required under the agreements governing such Notes, (y) either (A) such Notes have been paid or defeased in accordance with their terms or (B) the Parent has available to it, subject only to such conditions precedent as the Parent is reasonably expected to then be able to satisfy in the ordinary course under the 2006 Credit Agreement, committed available borrowings together with any amounts held in escrow therefor sufficient to repay or repurchase all such Notes and, (z) if any such Notes have become due, such Notes do not remain unpaid or unrepurchased for a period of 5 Business Days after their becoming due.

3.  Agreement by the Parent and the US Borrower: Notwithstanding anything to the contrary in the Credit Agreement, to induce the Required Lenders to consent to the execution by the Administrative Agent of the Waiver, until the expiration of the waiver provided in Section 2(b) (the “Waiver Period”), the US Borrower agrees to deliver to the Administrative Agent, for prompt distribution to each Lender:

(a)  As soon as available after the end of the fiscal year of the Parent ended October 31, 2005 a copy of the annual report for such year for the Parent and its Subsidiaries, including therein (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such fiscal year and (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for such fiscal year, in each case prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past practice, on the basis of management’s good faith calculations and fairly presenting in all material respects the consolidated financial condition of the Parent and its Subsidiaries as at such date and the consolidated results of operations of the Parent and its Subsidiaries for the period ended on such date; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide a reconciliation of its financial statements to GAAP.

(b)  As soon as available after the annual report in respect of the fiscal year of the Parent ended October 31, 2005 is delivered, and thereafter within 45 days after the end of each fiscal quarter ended January 31, 2006, April 30, 2006 and July 31, 2006, (i) a consolidated balance sheet of the Parent and its Subsidiaries as of the end of such quarter, (ii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter, and (iii) a consolidated statement of income and a consolidated statement of cash flows of the Parent and its Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, all prepared in accordance with Rule 3-10 of Regulation S-X, consistent with the Parent’s past practice, on the basis of management’s good faith calculations and fairly presenting in all material respects, subject to year end audit adjustments and the absence of footnotes, the consolidated financial condition of the Parent and its Subsidiaries as at such dates and the consolidated results of operations of the Parent and its Subsidiaries for the periods ended on such dates, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments and the absence of footnotes) by a Financial Officer of the Parent as having been prepared in accordance with GAAP; provided that, in the event of any change in generally accepted accounting principles used in the preparation of such financial statements, the Parent shall also provide a reconciliation of such financial statements to GAAP.

(c)  As soon as available, and in any event within 60 days after the end of each fiscal quarter of the US Borrower, except the fiscal quarter ended January 31, 2006 for which the requirement is 90 days, management financial reports of the US Borrower setting forth (i) a preliminary consolidated balance sheet and consolidated statements of income in a management format , (ii) serviced portfolio information (iii) funding availability under its contractual arrangements with Truck Retail Instalment Paper Corp. and under the Credit Agreement and (iv) calculations demonstrating compliance with Section 8.01 of the Credit Agreement, in each case prepared in a manner materially consistent with the US Borrower’s past practices (unless otherwise required to conform with the results of the audit or changes in GAAP) and, to the extent relevant, on the basis of management’s good faith efforts, in such form and detail reasonably satisfactory to the Administrative Agent; provided, however, that such reporting shall not be required so long as the US Borrower has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act. The Lenders acknowledge that such management financial reports are not final and are subject to change in connection with either the preparation, for the corresponding fiscal quarter, of a report on Form 10-Q or 10-K, as a result of or arising out of any restatement, in connection with the audit conducted for the fiscal year ended October 31, 2005, as the case may be.

(d)  As soon as available, and in any event within 30 days after the end of each month, commencing with the month of March 2006, monthly management financial reports of the Parent in respect of the sales and income by segment and cash balances, Indebtedness, capital expenditures and depreciation and amortization of the Parent and its consolidated Subsidiaries prepared in a manner consistent with the Parent’s past practices and on the basis of management’s good faith calculations, in such form and detail reasonably satisfactory to the Administrative Agent (including, without limitation, any financial information prepared in accordance with generally accepted accounting principles to determine compliance with the covenants under the 2006 Credit Agreement); provided, however, that such reporting shall not be required so long as the Parent has filed all reports with the Securities and Exchange Commission required pursuant to Section 13 of the Exchange Act.

4.  Conditions to Effectiveness of this Waiver. This Waiver shall become effective upon receipt by the Administrative Agent of (1) counterparts of this Waiver duly executed by each of the Borrowers and the Administrative Agent and (2) for the account of each Lender that executes and delivers this Waiver on or before 12 p.m (noon)., eastern time, on March 2, 2006, an amendment fee equal to 0.10% of the sum of the outstanding principal amount of such Lender’s Tranche A Term Loans and its US Revolving Commitment.

5.  Representations and Warranties. On and as of the date hereof and after giving effect to this Waiver, each Borrower hereby confirms, reaffirms and restates the representations and warranties set forth in Article V of the Credit Agreement mutatis mutandis, except to the extent that such representations and warranties expressly relate to a specific earlier date, in which case each Borrower hereby confirms, reaffirms and restates such representations and warranties as of such earlier date, and that, except to the extent waived hereby, no Default or Event of Default has occurred and is continuing.

6.  Continuing Effect; No Other Waiver. Except as expressly set forth in this Waiver, all of the terms and provisions of the Credit Agreement are and shall remain in full force and effect and each Borrower shall continue to be bound by all of such terms and provisions. The waiver provided for herein is limited to the specific sections of the Credit Agreement specified herein and shall not constitute a waiver of, or an indication of the Administrative Agent’s or the Lenders’ willingness to amend or waive, any other provisions of the Credit Agreement or the same section for any other date or purpose.

7.  Expenses. The Borrowers agree to pay and reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and delivery of this Waiver, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

8.  Counterparts. This Waiver may be executed by one or more of the parties to this Waiver on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Waiver signed by the parties hereto shall be delivered to the Borrowers and the Administrative Agent. The execution and delivery of this Waiver by the Administrative Agent with the consent of any Lender shall be binding upon such Lender’s successors and assigns (including transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

9.  GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS WAIVER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the parties hereto have caused this Waiver to be executed and delivered by their respective duly authorized officers as of the date first above written.

NAVISTAR FINANCIAL CORPORATION

By: /s/  WILLIAM A. CATON

Name: William A. Caton

Title: Executive Vice President Finance

ARRENDADORA FINANCIERA NAVISTAR, S.A. DE C.V., ORGANIZACIÓN AUXILIAR DEL CRÉDITO

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

SERVICIOS FINANCIEROS NAVISTAR, S.A. DE C.V., SOCIEDAD FINANCIERA DE OBJETO LIMITADO

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

NAVISTAR COMERCIAL, S.A. DE C.V.

By: /s/  JOSE A. CHACON

Name:  Jose A. Chacon

Title:  Managing Director

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By: /s/                     MATTHEW H. MASSIE

Name:     Mattthew H. Massie

Title:    Managing Director